SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:
    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MORGAN STANLEY INSTITUTIONAL FUND, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

    No fee required.
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

MORGAN STANLEY INSTITUTIONAL FUND, INC.
on behalf of its
EUROPEAN REAL ESTATE PORTFOLIO
c/o Morgan Stanley Investment Management Inc.
1221 Avenue of the Americas
New York, New York 10020

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF THE EUROPEAN REAL ESTATE PORTFOLIO

To Our Shareholders:

Notice is hereby given that a Special Meeting of Shareholders of the European Real Estate Portfolio (the "Portfolio") of Morgan Stanley Institutional Fund, Inc. (the "Company") will be held on Thursday, August 18, 2005 at 8:30 a.m., at the offices of Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020, in Conference Room 1.

The Meeting is being held for the following purpose:

1.	To modify the investment objective of the European Real Estate Portfolio and, as a result, to change the investment strategy and name of the Portfolio.

2.	To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

Only holders of record of shares of the Portfolio as of the close of business on June 6, 2005, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting of the Portfolio or any adjournments thereof.

Mary E. Mullin Secretary

Dated: June 14, 2005

If you do not expect to attend the Meeting for the Portfolio, please sign and promptly return the enclosed Proxy Card in the enclosed self-addressed envelope. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your Proxy Card or voting by telephone or Internet by following the instructions on the Portfolio's Proxy Card promptly.

MORGAN STANLEY INSTITUTIONAL FUND, INC.
on behalf of its
EUROPEAN REAL ESTATE PORTFOLIO
c/o Morgan Stanley Investment Management Inc.
1221 Avenue of the Americas
New York, New York 10020

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
OF THE EUROPEAN REAL ESTATE PORTFOLIO
TO BE HELD
August 18, 2005

This proxy statement is furnished by the Board of Directors (the "Board," the directors of which are referred to as the "Directors") of Morgan Stanley Institutional Fund, Inc. (the "Company") in connection with the solicitation of Proxies by the Board of Directors for use at the Special Meeting of Shareholders of the European Real Estate Portfolio (the "Portfolio") to be held on Thursday, August 18, 2005 (the "Meeting"), at the principal executive office of the investment adviser for the Company, Morgan Stanley Investment Management Inc. (hereinafter "MSIM" or the "Adviser"), 1221 Avenue of the Americas, 22nd Floor, Conference Room 1, New York, New York 10020. It is expected that the Notice of Special Meeting, Proxy Statement and Proxy Card will first be mailed to holders of stock of the Portfolio (each a "Shareholder" and collectively, the "Shareholders") on or about June 14, 2005. The purpose of the Meeting, the matters to be acted upon and the commencement time of the Meeting are set forth in the accompanying Notice of Special Meeting of Shareholders of the European Real Estate Portfolio.

If the accompanying Proxy Card for the Portfolio is executed properly and returned, shares represented by it will be voted at the Meeting for the Portfolio in accordance with the instructions on the Proxy Card. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company or by attendance and voting at the Meeting of the Portfolio. All proxies that are properly signed and received in time and not revoked will be voted as marked. If no instructions are specified, shares will be voted FOR Proposal 1.

The Board has fixed the close of business on June 6, 2005 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. Each full share will be entitled to vote at the Meeting and each fraction of a share will be entitled to the fraction of a vote equal to the proportion of a full share represented by the fractional share. As of the record date, the Portfolio had 5,357,729 shares outstanding and entitled to vote.

The expense of solicitation will be borne by the Portfolio and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxy Cards will be largely by mail, but may include, without cost to the Portfolio, telephonic, telegraphic, online or oral communications by regular employees of certain affiliates of the Company, including MSIM, having as its principal office 1221 Avenue of the Americas, New York, New York 10020, who will receive no extra compensation for their services. The solicitation of Proxy Cards is also expected to include communications by employees of Computershare Fund Services, a proxy solicitation firm expected to be engaged by the Company, on behalf of the Portfolio, to solicit Proxy Cards by mail or by telephonic, telegraphic or oral communications at a cost not expected to exceed $5,000, plus out-of-pocket expenses.

Shareholders will be able to vote their shares by touchtone telephone or by Internet by following the instructions on the proxy card accompanying this Proxy Statement. To vote by touchtone telephone or by Internet, Shareholders can access the website or call the toll-free number listed on the proxy card. To vote by touchtone telephone or by Internet, Shareholders will need the number that appears on the proxy card in the shaded box.

In certain instances, Computershare Fund Services may call Shareholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a Shareholder should vote on any proposal other than to refer to the recommendations of the Board. The Company has been advised by counsel that these procedures are consistent with the requirements of applicable law. Shareholders voting by telephone in this manner will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders' instructions have been recorded correctly, they will receive a confirmation of their instructions in the mail. A special toll-free number set forth in the confirmation will be available in case the information contained in the confirmation is incorrect. Although a Shareholder's vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card or by touchtone telephone or the Internet as set forth above. The last proxy vote received in time to be voted, whether by proxy card, touchtone telephone or Internet, will be the vote that is counted and will revoke all previous votes by the Shareholder. With respect to reminder calls by Computershare Fund Services, expenses would be approximately $1.00 per outbound telephone contact. With respect to the solicitation of a telephonic vote by Computershare Fund Services, approximate additional expenses are estimated to include $3.75 per telephone vote transacted, $2.75 per outbound or inbound telephone contact and costs relating to obtaining Shareholders' telephone numbers and providing additional materials upon Shareholder request, which would be borne by the Company.

The Company will furnish, without charge, a copy of its annual report for the fiscal year ended December 31, 2004 to any Shareholder of the Portfolio requesting such report. Requests for the Company's annual report should be made in writing to the Company, c/o J.P. Morgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02208-2798, by calling 1-800-221-6726 or by visiting the Adviser's internet website at www.morganstanley.com/im.

J.P. Morgan Investor Services Co. is an affiliate of the Company's administrator, JPMorgan Chase Bank ("JPMorgan Chase"), and provides administrative services to the Company.

The Board of Directors of the Company recommend that you vote "FOR" Proposal No. 1.

MODIFICATION OF INVESTMENT OBJECTIVE
OF THE EUROPEAN REAL ESTATE PORTFOLIO AND, AS A RESULT,
CHANGE THE INVESTMENT STRATEGY AND NAME OF THE PORTFOLIO
(Proposal No. 1)

The Portfolio's current investment objective is "to provide current income and long-term capital appreciation by investing primarily in equity securities of companies in the European real estate industry." The Portfolio's investment objective is fundamental and may only be modified with shareholder approval. The Portfolio currently seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets in equity securities of companies in the European real estate industry. Under its current investment strategy, the Portfolio primarily invests in companies located in Germany,

France, Switzerland, Belgium, Italy, Spain, Portugal, Finland, Sweden, Denmark, Norway, Ireland and the United Kingdom, but may also invest in the emerging markets of Europe.

Although the Portfolio currently may invest a portion of its assets in real estate securities outside of Europe, its fundamental investment objective limits the Portfolio to investing "primarily" in equity securities of companies in European real estate industry. Management believes that this fundamental policy unduly restricts the Portfolio from making significant investments outside of Europe. In Management's view of current global real estate markets, Management believes that it would be in the best interests of Shareholders for the Portfolio to gain more global real estate exposure. Accordingly, Management has recommended, and the Portfolio's Board of Directors has approved, submitting to Shareholders a proposal (the "Proposal") modifying the Portfolio's fundamental investment objective in order to provide it with greater flexibility to invest significantly in markets outside of Europe. If this Proposal No. 1 is approved by Shareholders, the Portfolio's investment objective would be modified to read as follows:

"to provide current income and long term capital appreciation"

If Shareholders approve the aforementioned change in the Portfolio's investment objective, Management intends to change the Portfolio's current investment strategy to one of investing, under normal circumstances, at least 80% of its assets in real estate companies in various global markets throughout the world (excluding the United States and Canada). The Portfolio would primarily invest in companies located in the developed markets of Europe and Asia; the Portfolio's current fundamental policy of investing more than 25% of its total assets in the European real estate industry would remain unchanged. With these changes, the Portfolio would be permitted to invest in emerging markets located throughout the world (other than the United States and Canada). Finally, to reflect the modification of the Portfolio's investment objective and the change in its investment strategy discussed above, Management intends to change the name of the Portfolio to the "International Real Estate Portfolio". Management currently intends to effect these changes in investment strategy and name within approximately one to three weeks after the required Shareholder approval has been obtained.

If this Proposal No. 1 is approved by Shareholders, the Portfolio would still be subject primarily to the risks of investing in companies in the real estate industry and in foreign equity securities generally, as currently discussed in the Portfolio's prospectus. In addition, the Portfolio would be able to invest a greater percentage of its assets in emerging markets due to their increased presence in the global markets outside of Europe. As discussed in the Portfolio's Prospectus, emerging markets are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market countries may be more likely to experience political turmoil or rapid changes in economic conditions than more developed countries, and the financial condition of issuers in emerging market countries may be more precarious than in other countries. These characteristics result in greater risk of price volatility in emerging market countries, which may be heightened by currency fluctuations relative to the U.S. dollar.

At a meeting held on April 28, 2005, the Board unanimously approved the change in the Portfolio's investment objective, investment strategy and name and directed that this Proposal be submitted to Shareholders for their approval.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Portfolio entitled to vote thereon. The Board of Directors of the Company recommends that you vote "FOR" Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of June 6, 2005, the following Shareholders were known by the Company to own of record and beneficially 5% or more of the Portfolio's outstanding shares.

Name and Address of Beneficial Owner of Class A Shares	Amount of Beneficial Ownership of Class A Shares	Percent of Class A Shares
FTC & Co Datalynx PO Box 173736 Denver, CO 80217-3736	364,441	6.8%
National Financial Services 200 Liberty St. New York, NY 10281	456,245	8.6%
National Investor Services 55 Water Street, 32nd Floor New York, NY 10041	497,305	9.3%
Charles Schwab & Co Inc Attn Mutual Funds 101 Montgomery Street San Francisco, CA 94104	2,672,698	50.1%

Name and Address of Beneficial Owner of Class B Shares	Amount of Beneficial Ownership of Class B Shares	Percent of Class B Shares
Paul E Hellmers & H Anthony Hellmers 205 Belgo Road Lakeville, CT 06039	1,260	5.7%
Brown Brothers Harriman & Co Attn R&A – Investment Funds Global Distribution Center 525 Washington Blvd Jersey City, NJ 07310	4,505	20.5%
Trucojo Attention Julie Mires 4305 Frederick Blvd Saint Joseph, MO 64506	4,513	20.5%
Nora Effron 1070 Park Avenue New York, NY 10128	11,648	52.9%

As of June 6, 2005, to the knowledge of the Adviser, the Directors and executive officers of the Company, individually and as a group, beneficially owned less than 1% of the outstanding shares of the Portfolio.

ADDITIONAL INFORMATION

General

The presence at any Shareholders' meeting, in person or by proxy, of the holders of one-third of the Portfolio's shares issued and outstanding and entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Portfolio shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Portfolio shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Accordingly, Shareholders are urged to forward their voting instructions promptly. Abstentions and broker "non-votes" will not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Accordingly, abstentions and broker "non-votes" effectively will be a vote against approval of the Proposal because an affirmative vote of a majority of the total shares outstanding is required.

In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the Proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxy votes. Any such adjournment will require the affirmative vote of the holders of a majority of the Portfolio's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have voted "for" the Proposal and will vote against such adjournment those proxies which have voted "against" the Proposal. Abstentions and broker "non-votes" will be disregarded in connection with any such vote for adjournment.

Principal Underwriter and Administrator

Morgan Stanley Distribution, Inc., whose principal address is One Tower Bridge, 100 Front Street, West Conshohocken, Pennsylvania 19428, is the principal underwriter for the Company.  JPMorgan Chase, whose principal address is 73 Tremont Street, Boston, Massachusetts 02108, serves as the Company administrator.

Submission of Shareholder Proposals

Shareholders wishing to submit proposals for inclusion in a proxy statement for a Shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the Company at the address shown at the beginning of the Proxy Statement, within a reasonable time before the Company begins to print and mail its proxy materials for such meeting. The timely submission of a proposal does not guarantee its inclusion.

OTHER MATTERS

No matter other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of Shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Company.

Shareholders who do not expect to be present at the meeting and who wish to have their shares voted are requested to either vote by telephone or Internet by following the instructions on the Proxy Card, or date and sign the enclosed Proxy Card and return it in the enclosed envelope. No postage is required if mailed in the United States.

Mary E. Mullin Secretary

Dated: June 14, 2005

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It's Easy! Just follow these simple steps:
1. Read your proxy statement and have it at hand.
2. Call toll-free 1-866-241-6192 to website: https://vote.proxy-direct.com
3. Follow the recorded or on-screen directions.
4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	MORGAN STANLEY INSTITUTIONAL FUND, INC.	PROXY

THE EUROPEAN REAL ESTATE PORTFOLIO

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 18, 2005

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby constitutes and appoints JOSEPH J. MCALINDEN, BARRY FINK and STEFANIE V. CHANG, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Portfolio held of record by the undersigned on June 6, 2005 at the Special Meeting of Shareholders of the European Real Estate Portfolio to be held on August 18, 2005, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned.

This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned Shareholder, and, in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment thereof. If no direction is made, this Proxy Card will be voted for Proposal 1.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192
999 99999 999 999
Note: Please sign as your name appears. When shares are held by joint tenants, each joint tenant must sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign in full corporate name by authorized officer and indicate the signer's office. If a partnership, please sign in partnership name.

Signature

Signature (if held jointly)

Date	15349_ERE

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK VOTES AS IN THIS EXAMPLE:

      ▪

	FOR	AGAINST	ABSTAIN
1. To modify the investment objective of the European Real Estate Portfolio and, as a result, to change the investment strategy and name of the Portfolio.

15349_ERE

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.